Exhibit 99.1

Company Press Release

November 6, 2019	Flowers Foods (NYSE: FLO)

FLOWERS FOODS, INC. REPORTS THIRD QUARTER 2019 RESULTS

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Dave’s Killer Bread, Wonder, Tastykake, and other bakery foods, today reported financial results for the company’s 12-week third quarter ended October 5, 2019.

Third Quarter Summary:

Compared to the prior year third quarter where applicable

•	Sales increased 4.7% to $966.6 million; net sales increased 2.5% excluding the acquisition of Canyon Bakehouse.

•	Diluted EPS increased $0.01 to $0.20.

•	Adjusted diluted EPS(1) decreased $0.01 to $0.22.

(1)	Adjusted for items affecting comparability. See reconciliations of non-GAAP measures in the financial statements following this release.

CEO’s Remarks:

“Our third quarter results reflect the continued execution against our key strategic priorities: focusing on brands, managing costs, pursuing smart acquisitions, and developing our team,” said Ryals McMullian, Flowers Foods’ president and CEO. “During the quarter, we gained market share and delivered record third quarter sales ahead of expectations, driven by both growth and core brands.”

McMullian continued, “More effectively managing costs is imperative as we work to mitigate the effects of a tight labor market, which has pressured manufacturing efficiencies and profitability. To that end, we have recently launched a focused initiative to optimize our portfolio and supply chain network with the aim of enhancing the underlying margin profile of our products, reducing complexity in our supply chain, and lowering fixed costs. We are confident that executing on our strategic initiatives will enable us to drive earnings growth and create shareholder value.”

Current Outlook:

For the 52-week fiscal 2019 the company expects

•

Sales now to be in the range of approximately $4.110 billion to $4.130 billion, representing growth of approximately 4.0% to 4.5%. Previously, the company had expected sales growth of approximately 2.0% to 4.0%.

•	GAAP diluted EPS in the range of approximately $0.93 to $0.98.

•	Adjusted diluted EPS(1) to continue to be in the range of approximately $0.94 to $0.99, adjusted for items affecting comparability.

(1)	Adjusted for items affecting comparability. See reconciliations of non-GAAP measures in the financial statements following this release.

The company’s outlook includes the following assumptions:

•	Canyon Bakehouse sales of approximately $75 million to $80 million

•	Depreciation and amortization in the range of $145 million to $150 million

•	Other pension expense in the range of $2.5 million to $3.0 million

•	Net interest expense of approximately $11 million to $12 million

•	An effective tax rate of approximately 23.0% to 23.5%

•	Weighted average diluted share count for the year of approximately 212 million shares

•	Capital expenditures for the year in the range of $100 million to $110 million

Matters Affecting Comparability:

Reconciliation of Earnings per Share to Adjusted Earnings per Share

	For the 12 Weeks Ended
	Oct. 5, 2019	Oct. 6, 2018
Net income per diluted common share	$0.20	$0.19
Recovery on inferior ingredients	—	(0.01)
Restructuring and related impairment charges	0.01	NM
Project Centennial consulting costs	—	NM
Legal settlements	—	0.04
Pension plan settlement loss	—	NM

Adjusted net income per diluted common share	$0.22	$0.23

NM - Not Meaningful

Certain amounts may not compute due to rounding.

Consolidated Third Quarter 2019 Results

Compared to the prior year third quarter where applicable

•	Sales increased 4.7% to $966.6 million.

•	Percentage point change in sales attributed to:

•	Pricing/mix: 2.1%

•	Volume: 0.4%

•	Acquisition: 2.2%

•

Branded retail sales increased $36.7 million, or 6.7%, to $586.1 million, store branded retail sales increased $12.1 million, or 8.7% to $150.8 million, while non-retail and other sales decreased $5.7 million, or 2.4%, to $229.6 million.

•

Branded retail sales increased due to the Canyon acquisition, continued growth of Dave’s Killer Bread, Wonder, and Nature’s Own Perfectly Crafted branded products, as well as the introduction of Sun-Maid breakfast bread late in the third quarter of fiscal 2018, and more favorable price/mix.

•

Store branded retail sales increased primarily due to gluten-free store-branded items produced by Canyon, volume growth from additional distribution, and positive price/mix, partially offset by volume declines in store branded cake and breakfast breads.

•	Foodservice negative price/mix combined with volume declines in vending and institutional products drove the decrease in non-retail and other sales.

•	Adjusted EBITDA decreased 2.3% to $95.1 million, representing 9.8% of sales, a 70-basis point decrease.

•

Materials, supplies, labor and other production costs (exclusive of depreciation and amortization) were 52.7% of sales, a 10-basis point increase. These costs were higher as a percentage of sales due to rising workforce-related costs and decreased manufacturing efficiencies, partially offset by improved pricing/mix and lower ingredient costs as a percent of sales.

•

Selling, distribution and administrative (SD&A) expenses were 37.5% of sales, a 70-basis point decrease. Higher workforce-related costs and marketing expenses were offset by lower distributor distribution fees as a percentage of sales due to a shift in product mix, and lower transportation costs. In the prior year, SD&A included legal settlements of $11.9 million. Excluding prior year items affecting comparability, SD&A expenses increased by 60-basis points.

•	Depreciation and amortization (D&A) expenses were $33.2 million, 3.4% of sales, a 10-basis point decrease.

Cash Flow, Capital Allocation, and Capital Return

Year-to-date through the third quarter of fiscal 2019, cash flow from operating activities increased by $46.0 million to $278.1 million, capital expenditures decreased by $4.4 million to $70.6 million, and dividends paid increased by $7.6 million to $119.8 million. Year-to-date through the third quarter, the company has made cash debt repayments of $102.5 million.

The company has 6.2 million remaining shares authorized for repurchase under the company’s current share repurchase plan. The company expects to continue to make opportunistic share repurchases from time to time under this plan.

Conference Call

Flowers Foods will hold a conference call to discuss its third quarter 2019 results at 8:30 a.m. (Eastern) on November 7, 2019. The call can be accessed by following the webcast link on flowersfoods.com. The call also will be archived on the company’s website.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2018 sales of $4.0 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Dave’s Killer Bread, Wonder, and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253

Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations, planned capital expenditures, long-term objectives of management, supply and demand, pricing trends and market forces, and integration plans and expected benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under

Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (l) increasing legal complexity and legal proceedings that we are or may become subject to, (m) product recalls or safety concerns related to our products, and (n) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures, such as EBITDA, adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted operating income, adjusted EPS, adjusted income tax expense, adjusted selling, distribution and administrative expenses (SD&A), gross margin excluding depreciation and amortization and the ratio of net debt to adjusted EBITDA. The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure. The company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

The company defines EBIT as earnings before interest and taxes and EBITDA as earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. EBITDA is used as the primary performance measure in the company’s 2014 Omnibus Equity and Incentive Compensation Plan. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly. EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP.

The company defines adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted operating income, adjusted EPS, adjusted income tax expense, adjusted SD&A expenses, respectively, excluding the impact of asset impairment charges, Project Centennial consulting costs, lease terminations and legal settlements, acquisition-related costs, and pension plan settlements. Adjusted EBIT and adjusted EBITDA also exclude other components of net periodic pension and postretirement benefits expense (credit). Adjusted income tax expense also excludes the impact of tax reform. The company believes that these measures, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges.

The ratio of debt to EBITDA is used as a measure of financial leverage employed by the company. Gross margin excluding depreciation and amortization is used as a performance measure to provide additional transparent information regarding our results of operations on a consolidated and segment basis. Changes in depreciation and amortization are separately discussed and include depreciation and amortization for materials, supplies, labor and other production costs and operating activities.

Presentation of gross margin includes depreciation and amortization in the materials, supplies, labor and other production costs in accordance with GAAP. Our method of presenting gross margin excludes the depreciation and amortization components, as discussed above.

The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure.

Flowers Foods, Inc.

Condensed Consolidated Balance Sheets

(000’s omitted)

	October 5, 2019	December 29, 2018
Assets
Cash and Cash Equivalents	$6,968	$25,306
Other Current Assets	531,316	492,073
Property, Plant & Equipment, net	709,555	743,847
Right-of-Use Leases, net	404,011	—
Distributor Notes Receivable (1)	228,066	230,470
Other Assets	11,893	13,533
Cost in Excess of Net Tangible Assets, net	1,317,617	1,340,308

Total Assets	$3,209,426	$2,845,537

Liabilities and Stockholders’ Equity
Current Liabilities	$457,934	$389,443
Long-term Debt and Capital Lease Liabilities (2)	877,998	1,001,536
Right-of-Use Lease Liabilities (3)	410,272	—
Other Liabilities	169,890	196,291
Stockholders’ Equity	1,293,332	1,258,267

Total Liabilities and Stockholders’ Equity	$3,209,426	$2,845,537

(1)	Includes current portion of $27,543 and $26,345, respectively.
(2)	Includes current portion of $3,714 and $10,896, respectively.
(3)	Includes current portion of $60,294.

Flowers Foods, Inc.

Consolidated Statement of Operations

(000’s omitted, except per share data)

	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Sales	$966,561	$923,449	$3,206,215	$3,071,185
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization shown separately below)	509,056	485,680	1,669,749	1,599,673
Selling, distribution and administrative expenses	362,380	353,051	1,197,926	1,167,879
(Recovery) loss on inferior ingredients	—	(1,891)	(413)	1,993
Restructuring and related impairment charges	3,277	497	6,042	2,557
Impairment of assets	—	—	—	2,483
Multi-employer pension plan withdrawal costs	—	—	—	2,322
Depreciation and amortization expense	33,196	32,662	111,344	111,949

Income from operations	58,652	53,450	221,567	182,329
Other pension cost (benefit)	518	(171)	1,729	(1,204)
Pension plan settlement loss	—	930	—	6,633
Interest expense, net	2,334	1,565	8,927	6,214

Income before income taxes	55,800	51,126	210,911	170,686
Income tax expense	12,442	11,496	48,592	34,367

Net income	$43,358	$39,630	$162,319	$136,319

Net income per diluted common share	$0.20	$0.19	$0.77	$0.64

Diluted weighted average shares outstanding	212,014	211,564	211,956	211,452

Flowers Foods, Inc.

Condensed Consolidated Statement of Cash Flows

(000’s omitted)

	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Cash flows from operating activities:
Net income	$43,358	$39,630	$162,319	$136,319
Adjustments to reconcile net income to net cash from operating activities:
Total non-cash adjustments	42,449	34,592	140,018	149,978
Changes in assets and liabilities and pension contributions	(15,764)	9,214	(24,237)	(54,238)

Net cash provided by operating activities	70,043	83,436	278,100	232,059

Cash flows from investing activities:
Purchase of property, plant and equipment	(23,198)	(25,458)	(70,610)	(74,992)
Proceeds from sale of property, plant and equipment	2,005	76	2,548	1,366
Other	1,831	1,015	2,956	214

Net cash disbursed for investing activities	(19,362)	(24,367)	(65,106)	(73,412)

Cash flows from financing activities:
Dividends paid	(40,189)	(37,959)	(119,799)	(112,247)
Exercise of stock options	—	—	—	791
Stock repurchases	—	—	(7,054)	(2,489)
Net change in debt borrowings	(15,750)	(1,250)	(102,500)	(3,750)
Payments on financing leases	(1,682)	—	(4,985)	—
Other	4,139	313	3,006	3,646

Net cash disbursed for financing activities	(53,482)	(38,896)	(231,332)	(114,049)

Net increase (decrease) in cash and cash equivalents	(2,801)	20,173	(18,338)	44,598
Cash and cash equivalents at beginning of period	9,769	29,554	25,306	5,129

Cash and cash equivalents at end of period	$6,968	$49,727	$6,968	$49,727

Flowers Foods, Inc.

Sales by Sales Class and Sales Bridge

(000’s omitted)

Sales by Sales Class	For the 12 Week Period Ended	For the 12 Week Period Ended
	October 5, 2019	October 6, 2018	$ Change	% Change
Branded Retail	$586,070	$549,346	$36,724	6.7%
Store Branded Retail	150,844	138,750	12,094	8.7%
Non-Retail and Other	229,647	235,353	(5,706)	-2.4%

Total Sales	$966,561	$923,449	$43,112	4.7%

Sales by Sales Class	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	$ Change	% Change
Branded Retail	$1,929,200	$1,822,900	$106,300	5.8%
Store Branded Retail	504,809	456,182	48,627	10.7%
Non-Retail and Other	772,206	792,103	(19,897)	-2.5%

Total Sales	$3,206,215	$3,071,185	$135,030	4.4%

Sales Bridge	Volume	Net Price/Mix	Sales Change excluding Acquisition	Acquisition Contribution	Total Sales Change
For the 12 Week Period Ended October 5, 2019
Flowers Foods	0.4%	2.1%	2.5%	2.2%	4.7%

Sales Bridge	Volume	Net Price/Mix	Sales Change excluding Acquisition	Acquisition Contribution	Total Sales Change
For the 40 Week Period Ended October 5, 2019
Flowers Foods	0.0%	2.5%	2.5%	1.9%	4.4%

Flowers Foods, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(000’s omitted, except per share data)

	Reconciliation of Earnings per Share to Adjusted Earnings per Share
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Net income per diluted common share	$0.20	$0.19	$0.77	$0.64
(Recovery) loss on inferior ingredients	—	(0.01)	NM	0.01
Restructuring and related impairment charges	0.01	NM	0.02	0.01
Project Centennial consulting costs	—	NM	—	0.03
Legal settlements (recovery)	—	0.04	NM	0.08
Executive retirement agreement	—	—	NM	—
Canyon acquisition costs	—	—	NM	—
Pension plan settlement loss	—	NM	—	0.02
Multi-employer pension plan withdrawal costs	—	—	—	0.01
Adjustment to prior year provisional tax reform benefit	—	—	—	(0.03)

Adjusted net income per diluted common share	$0.22	$0.23	$0.78	$0.78

NM - not meaningful.

Certain amounts may not add due to rounding.

	Reconciliation of Gross Margin
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Sales	$966,561	$923,449	$3,206,215	$3,071,185
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization)	509,056	485,680	1,669,749	1,599,673

Gross Margin excluding depreciation and amortization	457,505	437,769	1,536,466	1,471,512
Less depreciation and amortization for production activities	18,454	18,610	62,022	62,798

Gross Margin	$439,051	$419,159	$1,474,444	$1,408,714

Depreciation and amortization for production activities	$18,454	$18,610	$62,022	$62,798
Depreciation and amortization for selling, distribution and administrative activities	14,742	14,052	49,322	49,151

Total depreciation and amortization	$33,196	$32,662	$111,344	$111,949

	Reconciliation of Selling, Distribution and Administrative Expenses to Adjusted SD&A
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Selling, distribution and administrative expenses (SD&A)	$362,380	$353,051	$1,197,926	$1,167,879
Project Centennial consulting costs	—	(729)	—	(9,376)
Legal (settlements) recovery	—	(11,921)	1,136	(21,616)
Executive retirement agreement	—	—	(763)	—
Canyon acquisition costs	—	—	(22)	—

Adjusted SD&A	$362,380	$340,401	$1,198,277	$1,136,887

	Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Net income	$43,358	$39,630	$162,319	$136,319
Income tax expense	12,442	11,496	48,592	34,367
Interest expense, net	2,334	1,565	8,927	6,214
Depreciation and amortization	33,196	32,662	111,344	111,949

EBITDA	91,330	85,353	331,182	288,849
Other pension cost (benefit)	518	(171)	1,729	(1,204)
Pension plan settlement loss	—	930	—	6,633
(Recovery) loss on inferior ingredients	—	(1,891)	(413)	1,993
Restructuring and related impairment charges	3,277	497	6,042	2,557
Project Centennial consulting costs	—	729	—	9,376
Legal settlements (recovery)	—	11,921	(1,136)	21,616
Executive retirement agreement	—	—	763	—
Canyon acquisition costs	—	—	22	—
Multi-employer pension plan withdrawal costs	—	—	—	2,322

Adjusted EBITDA	$95,125	$97,368	$338,189	$332,142

Sales	$966,561	$923,449	$3,206,215	$3,071,185
Adjusted EBITDA margin	9.8%	10.5%	10.5%	10.8%

Flowers Foods, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(000’s omitted, except per share data)

	Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Income tax expense	$12,442	$11,496	$48,592	$34,367
Tax impact of:
(Recovery) loss on inferior ingredients	—	(477)	(104)	503
Restructuring and related impairment charges	828	125	1,526	646
Project Centennial consulting costs	—	184	—	2,367
Legal settlements (recovery)	—	3,010	(287)	5,458
Executive retirement agreement	—	—	193	—
Canyon acquisition costs	—	—	6	—
Pension plan settlement loss	—	235	—	1,675
Multi-employer pension plan withdrawal costs	—	—	—	586
Adjustment to prior year provisional tax reform benefit	—	—	—	5,575

Adjusted income tax expense	$13,270	$14,573	$49,926	$51,177

	Reconciliation of Net Income to Adjusted Net Income
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 40 Week Period Ended	For the 40 Week Period Ended
	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Net income	$43,358	$39,630	$162,319	$136,319
(Recovery) loss on inferior ingredients	—	(1,414)	(309)	1,490
Restructuring and related impairment charges	2,449	372	4,516	1,911
Project Centennial consulting costs	—	545	—	7,009
Legal settlements (recovery)	—	8,911	(849)	16,158
Executive retirement agreement	—	—	570	—
Canyon acquisition costs	—	—	16	—
Pension plan settlement loss	—	695	—	4,958
Multi-employer pension plan withdrawal costs	—	—	—	1,736
Adjustment to prior year provisional tax reform benefit	—	—	—	(5,575)

Adjusted net income	$45,807	$48,739	$166,263	$164,006

	Reconciliation of Earnings per Share - Full Year Fiscal 2019 Guidance
	Range Estimate
Net income per diluted common share	$0.93	to	$0.98
(Recovery) loss on inferior ingredients	NM		NM
Restructuring and related impairment charges	0.02		0.02
Legal settlements (recovery)	NM		NM
Executive retirement agreement	NM		NM
Canyon acquisition costs	NM		NM

Adjusted net income per diluted common share	$0.94	to	$0.99

NM - not meaningful.

Certain amounts may not add due to rounding.